Exhibit 99.1

Clearwater Paper Adds Two New Board Members

John P. O’Donnell and Alexander Toeldte Join Board

SPOKANE, Wash.--(BUSINESS WIRE)--April 1, 2016--Clearwater Paper Corporation (NYSE:CLW) today announced that John P. O’Donnell and Alexander Toeldte have been appointed to the company’s board of directors, effective immediately.

“We are excited to welcome John and Alex to our board and look forward to their perspectives and contributions,” said Boh A. Dickey, chairman of the board. “Their proven leadership abilities and experience as well as their knowledge of the paper industry will be invaluable as we continue to build on Clearwater Paper’s successful track record.”

Mr. O’Donnell currently serves as the president and chief executive officer and a director of Neenah Paper, Inc. (NYSE:NP), a global specialty materials company. Prior to this, he served as Neenah Paper’s senior vice president, chief operating officer, and as president of the fine paper business. Mr. O’Donnell was employed by Georgia-Pacific Corporation for more than 20 years, serving in various capacities, including president of the North American commercial tissue business.

Mr. Toeldte is currently an operating director at Paine & Partners, LLC, a private equity firm. Prior to this, he served as the president, chief executive officer and a director of Boise Inc., and as an executive vice president at Boise Cascade LLC. Mr. Toeldte also served as an executive vice president of Fonterra Co-operative Group, chief executive of Fonterra Enterprises, and chief executive officer of Fletcher Challenge Building and Fletcher Challenge Paper. In addition, Mr. Toeldte served as chairman of the board of directors of the American Forest & Paper Association in 2012, and was a partner at McKinsey & Company, and served as head of its pulp and paper practice. Currently he serves as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial consumable products and services.

Mr. O’Donnell has been appointed to the class of directors whose term of office will expire at the 2017 annual meeting, when it is expected he will be nominated for election to a three-year term. Mr. Toeldte has been appointed to the class of directors whose term of office will expire at the 2018 annual meeting, when it is expected he will be nominated for election to a three-year term. With these additions, Clearwater Paper’s board now consists of nine directors, eight of whom meet New York Stock Exchange standards for independence.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing locations across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper’s employees build shareholder value by developing strong customer relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the expected contributions and nominations of the new directors. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements based on new developments or changes to the company’s expectations.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
Investors:
Robin Yim, 509-344-5906